Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Kate Thompson/ Lyle Weston 212-355-4449

Compass Diversified Reports Third Quarter 2021 Financial Results

Branded Consumer Performance Continues to Drive Strong Third Quarter Operating Results

Raises Full Year Guidance

Westport, Conn., October 28, 2021 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2021.

Third Quarter 2021 Highlights
•Reported net sales of $488.2 million;
•Reported net income of $90.2 million;
•Reported non-GAAP Adjusted EBITDA of $90.0 million;
•Reported Cash Provided by Operating Activities of $37.7 million, and non-GAAP Cash Flow Available for Distribution and Reinvestment (“CAD’) of $42.5 million;
•Completed the election to treat Compass Diversified Holdings as a corporation for U.S. federal income tax purposes, effective September 1, 2021 (the “Election”);
•Completed the sale of Liberty Safe for an enterprise value of $147.5 million and recorded a gain on the sale of $72.7 million;
•Closed on the acquisition of Lugano Diamonds and Jewelry, Inc. (“Lugano Diamonds”) for an enterprise value of $256 million;
•Paid a cash distribution of $0.36 per share on CODI's common shares in October 2021;
•Paid a special cash distribution of $0.88 per share on CODI’s common shares in September 2021 to partially cover the taxable income incurred by shareholders in connection with the Election; and
•Declared quarterly cash distributions of $0.453125 per share on the Company's 7.250% Series A Preferred Shares, $0.4921875 per share on the Company's 7.875% Series B Preferred Shares, and $0.4921875 per share on the Company's 7.875% Series C Preferred Shares (the “Preferred Distributions”). The Preferred Distributions are payable on October 30, 2021. The payment will occur on November 1, 2021, the next business day following the payment date.
“CODI’s strong momentum continued in the third quarter as we generated outstanding results primarily due to heightened demand at our leading consumer brands,” said Elias Sabo, CEO of Compass Diversified. “With our permanent capital structure giving us flexibility through economic cycles, we have remained focused on building businesses for the future and supporting the brands we own. We are proud of our subsidiary teams, who have worked diligently to expertly navigate this current inflationary period by adeptly managing supply chains and prioritizing our customers, and believe they continue to be well positioned to grow.”
Mr. Sabo continued, “Recently, we announced a series of compelling transactions, including the strategic divestment of Liberty Safe in August 2021, the anticipated sale of Advanced Circuits, and the acquisition of luxury goods brand Lugano Diamonds. We also acquired Plymouth Foam and Lizard Skins as complementary add-ons to our strong Altor and Marucci subsidiaries, respectively. We continue to succeed at identifying, acquiring and investing in a diversified group of leading consumer and industrial businesses, which we believe will drive sustainable, long-term value for our shareholders.”
Operating Results
Net sales for the quarter ended September 30, 2021, was $488.2 million, as compared to $387.7 million for the quarter ended September 30, 2020.
Net income for the quarter ended September 30, 2021, was $90.2 million, as compared to $20.9 million for the quarter ended September 30, 2020. The increase in net income was primarily a result of the gain on the sale of Liberty Safe of $72.7 million.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the quarter ended September 30, 2021, was $90.0 million, as compared to $67.6 million for the quarter ended September 30, 2020. The increase in Adjusted EBITDA for the third quarter of 2021, as compared to prior year period, was primarily a result of our 2020 acquisition of BOA, as well as strong performance by our branded consumer companies.
Liquidity and Capital Resources
For the quarter ended September 30, 2021, CODI reported Cash Provided by Operating Activities of $37.7 million, as compared to Cash Provided by Operating Activities of $24.5 million for the quarter ended September 30, 2020.
CODI reported CAD (see “Note Regarding Use of Non-GAAP Financial Measures” below) of $42.5 million for the quarter ended September 30, 2021, as compared to $43.5 million for the prior year's comparable quarter. CODI's CAD is calculated after taking into account all interest expenses, cash taxes paid, preferred distributions and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI's subsidiaries, which have totaled over $1.1 billion since going public in 2006.
CODI's weighted average number of shares outstanding for the quarter ended September 30, 2021 was 65.0 million, and for the quarter ended September 30, 2020 was 64.9 million.
As of September 30, 2021, CODI had approximately $70.2 million in cash and cash equivalents, $134.0 million outstanding on its revolver and $1.0 billion outstanding in 5.250% Senior Notes due 2029.
The Company has no significant debt maturities until 2026 and had net borrowing availability of $465.0 million on September 30, 2021 under its revolving credit facility.
Third Quarter 2021 Distributions
On October 5, 2021, CODI's Board of Directors (the “Board”) declared a third quarter distribution of $0.36 per share on the Company's common shares. The cash distribution was paid on October 22, 2021 to all holders of record of common shares as of October 15, 2021.
Additionally, CODI’s Board of Directors declared a Special Distribution of $0.88 per share on the Trust’s common shares paid on September 7, 2021 to all holders of record of Common Shares as of the close of business on August 31, 2021 which was intended to partially cover the taxable income incurred by those shareholders in connection with the Election.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, July 30, 2021, up to, but excluding, October 30, 2021. The distribution for such period is payable on October 30, 2021 to all holders of record of Series A Preferred Shares as of October 15, 2021. The payment will occur on November 1, 2021, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, July 30, 2021, up to, but excluding, October 30, 2021. The distribution for such period is payable on October 30, 2021 to all holders of record of Series B Preferred Shares as of October 15, 2021. The payment will occur on November 1, 2021, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, July 30, 2021, up to, but excluding, October 30, 2021. The distribution for such period is payable on October 30, 2021 to all holders of record of Series C Preferred Shares as of October 15, 2021. The payment will occur on November 1, 2021, the next business day following the payment date.
Conference Call
Management will host a conference call on Thursday, October 28, 2021 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (844) 200-6205 and the dial-in number for international callers is +1 929 526 1599. The access code for all callers is 209658. A live webcast will also be available on the Company's website at https://www.compassdiversified.com.
A replay of the call will be available through November 4, 2021. To access the replay, please dial (929) 458-6194 in the U.S. and +44 204 525 0658 outside the U.S., and then enter the access code 702041.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow Provided by Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD.

CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.
Payout Ratio is a non-GAAP measure defined as our prior year's annual distribution to common shareholders divided by our CAD. We believe the Payout Ratio provides investors additional information to enable them to evaluate our performance and our ability to sustain quarterly distributions.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2021 Adjusted EBITDA or 2021 Payout Ratio (which requires an estimate of 2021 CAD) to their comparable GAAP measure because we do not provide guidance on Net Income (Loss), Cash Flow Provided by Operating Activities or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
None of Adjusted EBITDA, CAD nor Payout Ratio is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market. For more information, visit compassdiversified.com.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability.
Our ten majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design, engineering and marketing of dial based fit systems delivering a scientifically proven performance advantage for athletes (BOA Technology);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby)

•	The design, manufacture, and marketing of high-end, one-of-a kind jewelry (Lugano Diamonds);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•
The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations, financial condition and cash flows for the full year of 2021, our 2021 Total Adjusted EBITDA, 2021 Payout Ratio and 2021 CAD, our pending acquisitions and divestitures, and our ability to meet existing obligations and quarterly distributions as well as other statements with regard to the future performance of CODI and the impact of our change in tax classification. Forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K, its quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (the “SEC”). Other factors that could cause actual results to differ materially include, but are not limited to, changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; the impact, in the near, medium and long-term, of the COVID-19 pandemic or social or political unrest on our business, results of operations, financial position, liquidity, cash flows or ability to make distributions; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our portfolio companies; the impact of, and ability to successfully complete and integrate, investments that we make or expect to make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our portfolio companies to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings.
We may use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other filings with the SEC.

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$488,158	$387,717	$1,372,266	$1,005,380
Cost of sales	296,027	242,045	818,307	635,763
Gross profit	192,131	145,672	553,959	369,617
Operating expenses:
Selling, general and administrative expense	118,818	90,785	337,815	252,448
Management fees	12,398	9,534	34,504	23,061
Amortization expense	19,056	15,222	56,502	43,506
Operating income	41,859	30,131	125,138	50,602
Other income (expense):
Interest expense, net	(13,855)	(12,351)	(42,607)	(32,122)
Amortization of debt issuance costs	(759)	(660)	(2,167)	(1,795)
Loss on debt extinguishment	—	—	(33,305)	—
Other income (expense), net	1,031	(450)	(1,906)	(2,178)
Net income before income taxes	28,276	16,670	45,153	14,507
Provision for income taxes	9,556	396	24,662	6,120
Income from continuing operations	18,720	16,274	20,491	8,387
Income (loss) from discontinued operations, net of income tax	(1,309)	4,529	7,665	9,930
Gain on sale of discontinued operations	72,745	100	72,745	100
Net income	90,156	20,903	100,901	18,417
Less: Net income attributable to noncontrolling interest	2,201	1,395	7,915	3,377
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	(145)	322	522	626
Net income attributable to Holdings	$88,100	$19,186	$92,464	$14,414

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.13)	$0.02	$(0.46)	$(0.46)
Discontinued operations	1.10	0.06	1.23	0.13
	$0.97	$0.08	$0.77	$(0.33)

Basic weighted average number of common shares outstanding	65,008	64,900	64,936	62,556

Cash distributions declared per Trust common share	$1.24	$0.36	$1.96	$1.08

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020

Net Sales	$488,158	$387,717	$1,372,266	$1,005,380
Acquisitions (1)	18,676	41,024	71,058	145,757
Pro Forma Net Sales	$506,834	$428,741	$1,443,324	$1,151,137

(1) Acquisitions reflects the net sales for BOA, Lugano, and Marucci Sports and BOA on a pro forma basis as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$111,099	$98,406	$321,009	$281,822
BOA (1)	39,496	26,141	120,033	77,173
Ergobaby	19,816	19,478	69,100	59,171
Lugano (1)	29,499	14,883	81,881	46,084
Marucci Sports (1)	25,040	19,551	86,328	47,307
Velocity Outdoor	76,901	70,629	205,891	148,240
Total Branded Consumer	$301,851	$249,088	$884,242	$659,797

Niche Industrial
Advanced Circuits	$23,182	$22,771	$67,209	$67,423
Altor Solutions	44,122	36,526	122,582	89,338
Arnold Magnetics	36,852	22,619	101,893	76,447
Sterno	100,827	97,737	267,398	258,132
Total Niche Industrial	$204,983	$179,653	$559,082	$491,340

Total Subsidiary Net Sales	$506,834	$428,741	$1,443,324	$1,151,137

(1) Net sales for BOA, Lugano and Marucci Sports are pro forma as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Net income	$90,156	$20,903	$100,901	$18,417
Income (loss) from discontinued operations	(1,309)	4,529	7,665	9,930
Gain on sale of discontinued operations	72,745	100	72,745	100
Income from continuing operations	$18,720	$16,274	$20,491	$8,387
Provision for income taxes	9,556	396	24,662	6,120
Income from continuing operations before income taxes	$28,276	$16,670	$45,153	$14,507
Other expense, net	(1,031)	450	1,906	2,178
Amortization of debt issuance costs	759	660	2,167	1,795
Loss on debt extinguishment	—	—	33,305	—
Interest expense, net	13,855	12,351	42,607	32,122
Operating income	$41,859	$30,131	$125,138	$50,602
Adjusted For:
Depreciation	10,371	8,378	28,896	24,459
Amortization	19,056	16,602	56,502	47,886
Noncontrolling shareholder compensation	2,893	2,164	8,496	6,094
Acquisition expenses	1,866	273	2,176	2,315
Integration services fees	1,100	500	4,300	500
Management fees	12,398	9,534	34,504	23,061
Other	459	(1)	(609)	597
Adjusted EBITDA	$90,002	$67,581	$259,403	$155,514
Interest at Corporate, net of unused fee (1)	(13,391)	(12,015)	(41,483)	(31,113)
Management fees	(12,398)	(9,534)	(34,504)	(23,061)
Capital expenditures (maintenance)	(8,062)	(3,683)	(18,926)	(9,928)
Current tax expense (cash taxes) (2)	(8,684)	2,182	(22,074)	(9,474)
Preferred share distributions	(6,045)	(6,046)	(18,136)	(17,633)
Discontinued operations	2,035	4,802	11,790	10,743
Miscellaneous items	(968)	174	(759)	(395)
Cash Flow Available for Distribution and Reinvestment ("CAD")	$42,489	$43,461	$135,311	$74,653

(1)	Interest expense at Corporate reflects consolidated interest expense less non-cash components such as the amortization of our bond premium.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.

Compass Diversified Holdings
Consolidated EBITDA
Nine months ended September 30, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (1)	$8,028	$14,318	$16,908	$3,071	$681	$9,485	$19,157	$10,366	$5,892	$3,839	$1,491	$93,236
Adjusted for:
Provision for income taxes	—	4,857	2,165	1,357	304	2,920	5,381	2,547	2,867	2,062	202	24,662
Interest expense, net	42,464	8	—	—	—	5	125	—	—	5	—	42,607
Intercompany interest	(53,234)	8,743	6,320	1,514	548	1,890	5,586	5,484	5,075	4,128	13,946	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	642	16,762	15,033	6,377	70	6,377	9,489	1,658	9,022	5,822	16,313	87,565
EBITDA	31,205	44,688	40,426	12,319	1,603	20,677	39,738	20,055	22,856	15,856	31,952	281,375
Gain on sale of business	(72,745)	—	—	—	—	—	—	—	—	—	—	(72,745)
Other (income) expense	(286)	(302)	190	—	22	881	2,611	123	(399)	(51)	(883)	1,906
Non-controlling shareholder compensation	—	1,926	1,655	1,241	—	826	777	372	770	16	913	8,496
Acquisition expenses	39	—	—	—	1,827	—	—	—	—	310	—	2,176
Integration services fee	—	—	3,300	—	—	1,000	—	—	—	—	—	4,300
Other	1,085	273	—	—	—	—	(2,300)	—	—	—	333	(609)
Management fees	30,133	750	750	375	58	375	375	375	563	375	375	34,504
Adjusted EBITDA	$(10,569)	$47,335	$46,321	$13,935	$3,510	$23,759	$41,201	$20,925	$23,790	$16,506	$32,690	$259,403
(1) Net income does not include income from discontinued operations for the nine months ended September 30, 2021.

Compass Diversified Holdings
Consolidated EBITDA
Nine months ended September 30, 2020
(Unaudited)

	Corporate	5.11	Ergo	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) (1)	$(13,346)	$5,515	$1,837	(5,344)	$4,245	$10,980	$4,188	$(1,719)	$2,131	$8,487
Adjusted for:
Provision (benefit) for income taxes	—	(55)	2,265	(2,351)	1,386	2,878	1,891	(56)	162	6,120
Interest expense, net	31,971	43	—	6	102	—	—	—	—	32,122
Intercompany interest	(48,681)	10,770	1,818	1,194	6,945	4,176	5,290	4,300	14,188	—
Depreciation and amortization	530	16,033	6,152	8,031	9,651	1,980	9,473	5,040	17,251	74,141
EBITDA	(29,526)	32,306	12,072	1,536	22,329	20,014	20,842	7,565	33,732	120,870
Gain on sale of business	(100)	—	—	—	—	—	—	—	—	(100)
Other (income) expense	3	1,398	—	(46)	1,048	126	(438)	(1)	86	2,176
Non-controlling shareholder compensation	—	1,870	748	361	1,287	372	771	34	651	6,094
Acquisition expenses	—	—	—	2,042	—	—	273	—	—	2,315
Integration services fees	—	—	—	500	—	—	—	—	—	500
Other	—	—	598	—	—	—	—	—	—	598
Management fees	19,651	750	375	222	375	375	563	375	375	23,061
Adjusted EBITDA (2)	$(9,972)	$36,324	$13,793	$4,615	$25,039	$20,887	$22,011	$7,973	$34,844	$155,514
(1) Net income (loss) does not include income from discontinued operations for the nine months ended September 30, 2020.
(2) As a result of the sale of Liberty Safe in August 2021, Adjusted EBITDA for the nine months ended September 30, 2020 does not include $13.9 million in Adjusted EBITDA from Liberty.

Compass Diversified Holdings
Adjusted EBITDA
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$17,043	$14,945	$47,335	$36,324
BOA (1)	14,095	—	46,321	—
Ergobaby	2,848	4,856	13,935	13,793
Lugano (2)	3,510	—	3,510	—
Marucci Sports (3)	6,108	5,442	23,759	4,615
Velocity Outdoor	16,376	14,549	41,201	25,039
Total Branded Consumer	$59,980	$39,792	$176,061	$79,771

Niche Industrial
Advanced Circuits	$7,567	$7,052	$20,925	$20,887
Altor Solutions	8,972	8,780	23,790	22,011
Arnold Magnetics	6,708	1,319	16,506	7,973
Sterno	10,296	13,673	32,690	34,844
Total Niche Industrial	$33,543	$30,824	$93,911	$85,715
Corporate expense (4)	(3,520)	(3,035)	(10,569)	(9,972)
Total Adjusted EBITDA	$90,002	$67,581	$259,403	$155,514

(1)	The above results for BOA do not include management's estimate of Adjusted EBITDA, before our ownership, of $8.4 million and $24.5 million, respectively, for the three and nine months ended September 30, 2020. BOA was acquired on October 16, 2020.

(2)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before our ownership, of $5.5 million and $24.1 million, respectively, for the three and nine months ended September 30, 2021, and $4.6 million and $14.0 million, respectively, for the three and nine months ended September 30, 2020. Lugano was acquired on September 3, 2021.

(3)	The above results for Marucci Sports do not include management's estimate of Adjusted EBITDA, before our ownership, of $3.9 million for the nine months ended September 30, 2020. Marucci Sports was acquired on April 20, 2020.

(4)	Please refer to the recently filed Form 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings
Summarized Statement of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$147,148	$112,872
Net cash used in investing activities	(202,429)	(236,502)
Net cash provided by financing activities	54,872	200,395
Effect of foreign currency on cash	(96)	(260)
Net (decrease) increase in cash and cash equivalents	(505)	76,505
Cash and cash equivalents — beginning of period	70,744	100,314
Cash and cash equivalents — end of period	$70,239	$176,819

Compass Diversified Holdings
Consolidated Table of Cash Flow Available for Distribution and Reinvestment
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Net income	$90,156	$20,903	$100,901	$18,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,595	25,392	86,474	73,578
Gain on sale of business	(72,745)	(100)	(72,745)	(100)
Amortization of debt issuance costs and premium	759	577	2,084	1,656
Loss on debt extinguishment	—	—	33,305	—
Noncontrolling stockholder charges	2,895	2,171	8,513	6,116
Provision for reserves	1,083	1,855	4,609	4,374
Other	(1,489)	621	541	1,776
Deferred taxes	541	2,581	2,256	(3,352)
Changes in operating assets and liabilities	(13,081)	(29,458)	(18,790)	10,407
Net cash provided by operating activities	37,714	24,542	147,148	112,872
Plus:
Unused fee on revolving credit facility	464	420	1,207	1,148
Successful acquisition costs	1,866	273	2,176	2,315
Integration services fee (1)	1,100	500	4,300	500
Changes in operating assets and liabilities	13,081	29,458	18,790	—
Other (3)	2,415	—	—	—
Less:
Maintenance capital expenditures (2)	8,106	3,829	19,063	10,366
Changes in operating assets and liabilities	—	—	—	10,407
Preferred share distributions	6,045	6,046	18,136	17,633
Other (3)	—	1,857	1,111	3,776
CAD	$42,489	$43,461	$135,311	$74,653

Distribution paid in April 2021/ 2020	$—	$—	$23,364	$21,564
Distribution paid in July 2021/ 2020	—	—	23,364	23,364
Distribution paid in October 2021/ 2020 (4)	23,742	23,364	23,742	23,364
	$23,742	$23,364	$70,470	$68,292

(1)     Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.
(2)    Represents maintenance capital expenditures that were funded from operating cash flow, net of proceeds from the sale of property, plant and equipment, and excludes growth capital expenditures of approximately $3.2 million and $4.1 million, respectively, for the three months ended September 30, 2021 and 2020, and $10.1 million and $9.7 million, respectively, for the nine months ended September 30, 2021 and 2020.
(3)    Represents the effect on earnings of reserves for inventory and accounts receivable.
(4)    The Company paid a special distribution of $57.1 million to Trust common shareholders on August 31, 2021 related to the tax reclassification of the Trust.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Branded Consumer
5.11	$1,032	$113	$1,900	$897
BOA	242	—	835	—
Ergobaby	—	250	—	374
Liberty (1)	43	146	137	438
Lugano	32	—	32	—
Marucci Sports	2,292	169	4,096	220
Velocity Outdoor	1,059	1,070	3,146	2,743
Total Branded Consumer	$4,700	$1,748	$10,146	$4,672

Niche Industrial
Advanced Circuits	$112	$261	$594	$354
Altor Solutions	859	543	2,112	1,518
Arnold Magnetics	1,996	1,131	4,217	2,761
Sterno Group	439	146	1,994	1,061
Total Niche Industrial	$3,406	$2,081	$8,917	$5,694

Total maintenance capital expenditures	$8,106	$3,829	$19,063	$10,366

(1) Through the date of sale, August 2, 2021.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$70,239	$66,402
Accounts receivable, net	258,941	213,695
Inventories	486,596	353,967
Prepaid expenses and other current assets	48,585	40,798
Current assets of discontinued operations	—	33,505
Total current assets	864,361	708,367
Property, plant and equipment, net	169,507	163,118
Goodwill and intangible assets, net	1,692,543	1,567,320
Other non-current assets	113,882	105,840
Non-current assets of discontinued operations	—	53,873
Total assets	$2,840,293	$2,598,518

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$298,081	$241,392
Due to related party	11,771	10,137
Other current liabilities	33,976	27,956
Current liabilities of discontinued operations	—	15,230
Total current liabilities	343,828	294,715
Deferred income taxes	84,613	81,726
Long-term debt	1,122,721	899,460
Other non-current liabilities	90,415	91,334
Non-current liabilities of discontinued operations	—	11,135
Total liabilities	1,641,577	1,378,370
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,039,900	1,100,024
Noncontrolling interest	158,816	116,288
Noncontrolling interest of discontinued operations	—	3,836
Total stockholders' equity	1,198,716	1,220,148
Total liabilities and stockholders’ equity	$2,840,293	$2,598,518